ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDER

The undersigned being the majority stockholder of Platinum Energy Resources, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby adopts in writing, pursuant to Section 228 of the Delaware General Corporation Law, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the stockholders of the Corporation:

RESOLVED, that the Corporation's Amended and Restated Certificate of Incorporation be amended and restated as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A; and

RESOLVED, that the Corporation's Amended and Restated Bylaws be amended and restated as set forth in the Amended and Restated Bylaws attached hereto as Exhibit B.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent to Action by the Stockholders as of the 4th day of November, 2010.

PACIFIC INTERNATIONAL GROUP HOLDINGS LLC

By: /s/ Syd Ghermezian
Name: Syd Ghermezian
Title: Manager